Exhibit 99.1

Medbox Board Promotes

Jeff Goh to CEO, Clinton Pyatt to COO

(Los Angeles, CA, January 6, 2016) – Medbox, Inc. (OTCQB: MDBX), a provider of specialized services to the cannabis sector, including operators of dispensaries, cultivation centers, manufacturers and research facilities in those states where approved, today announced that its board of directors has promoted Jeff Goh to Chief Executive Officer and Clinton Pyatt to Chief Operating Officer.

Goh, 51, had been serving as President and interim Chief Executive officer since July 2015. He joined the company as Chief Operating Officer in April 2015 and was a consultant to Medbox since August 2014. He was named to the company’s board of directors in October 2015 and will continue in his role as President, in addition to becoming Chief Executive Officer.

Pyatt, 44, joined Medbox in May 2015 as Senior Vice President, Operations and Government Relations. He will continue in his role as Senior Vice President, Government Relations, in addition to Chief Operating Officer, reporting directly to Goh.

“Jeff has demonstrated outstanding leadership during his tenure as interim CEO, guiding Medbox through a critical corporate transition period and positioning the company to pursue what we believe are outstanding growth opportunities in the cannabis sector on a global scale,” said Ambassador Ned L. Siegel, Chairman of Medbox. “As well, Medbox continues to benefit from Clint’s deep knowledge and background in cannabis cultivation and dispensary operations, which are critical to the company’s expansion and development in the years ahead. The Board joins me in extending congratulations to both of these talented executives.”

Throughout his career, Goh has focused on leading and developing businesses involved in fast-growing sectors of food, technology and international commerce. His professional experience includes more than three decades in executive management capacities with the Frito Lay division of PepsiCo and Procter & Gamble, as well as helping smaller companies scale their business models.

Pyatt previously was Chief Executive Officer of CorGreen Technologies, Inc., a provider of products and services to licensed medical marijuana and recreational operators. Earlier, he held management positions in finance and real estate. He also served in the U.S. Marine Corps for six years in several operational capacities, including participation in Desert Shield, Desert Storm and Somalia rescue efforts.

About Medbox, Inc.

Medbox, Inc., a leader in the rapidly emerging cannabis sector, provides specialized services to operators of dispensaries, cultivation centers, manufacturers and research facilities in those states where approved. Through trusted clients and affiliates, the company promotes efficient, consistent, high quality products that are priced right, readily available and safely packaged. For more information about the company or to explore partnership, please visit www.medbox.com.

Forward-Looking Statements

Certain statements in this press release constitute forward-looking statements within the meaning of federal securities laws. Such statements, including, but not limited to, pursuing growth opportunities, are based on current beliefs and expectations and are inherently subject to significant business, economic, regulatory and competitive uncertainties and contingencies, many of which are beyond the company’s control. In addition, certain forward-looking statements are subject to assumptions with respect to future business strategies and decisions that are subject to change. Potential risks and uncertainties also include, but are not limited to, regulatory developments in the industry, as well as political and economic conditions present within the industry. For a more detailed description of the risk factors associated with the company, please refer to the company’s latest Annual Report on Form 10-K, and in particular, the section entitled “Risk Factors” therein, and in other periodic reports the company files with the Securities and Exchange Commission thereafter. The company does not assume any obligation to update any forward-looking statement to reflect events or developments after a forward-looking statement was made, unless required by law.

For more information, contact:

Janet Simmons

PondelWilkinson Inc.

310-279-5980

pwinvestor@pondel.com